Third Quarter 2026
Earnings Call
Video Update
Max K. Brodén

November 4, 2026

For more information contact:
Investor and Rating Agency Relations
800.235.2667
aflacir@aflac.com
Aflac Worldwide Headquarters
1932 Wynnton Road
Columbus, GA 31999

Forward-Looking Information and Non-U.S. GAAP Financial Measures

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” to encourage companies to provide prospective information, so long as those informational statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those included in the forward-looking statements. Aflac Incorporated (the Parent Company) and its subsidiaries (collectively with the Parent Company, the Company) desire to take advantage of these provisions. This transcript contains cautionary statements identifying important factors that could cause actual results to differ materially from those projected herein, and in any other statements made by company officials in communications with the financial community and contained in documents filed with the Securities and Exchange Commission (SEC). Forward-looking statements are not based on historical information and relate to future operations, strategies, financial results or other developments. Furthermore, forward-looking information is subject to numerous assumptions, risks and uncertainties. In particular, statements containing words such as “expect,” “anticipate,” “believe,” “goal,” “objective,” “may,” “should,” “estimate,” “intends,” “projects,” “will,” “assumes,” “potential,” “target,” "outlook" or similar words as well as specific projections of future results, generally qualify as forward-looking. Aflac undertakes no obligation to update such forward-looking statements.

The company cautions readers that the following factors, in addition to other factors mentioned from time to time, could cause actual results to differ materially from those contemplated by the forward-looking statements:

•difficult conditions in global capital markets and the economy, including inflation
•defaults and credit downgrades of investments
•global fluctuations in interest rates and exposure to significant interest rate risk
•concentration of business in Japan
•limited availability of acceptable Japanese yen-denominated investments
•foreign currency fluctuations in the yen/dollar exchange rate
•differing interpretations applied to investment valuations
•significant valuation judgments in determination of expected credit losses recorded on the Company's investments
•decreases in the Company's financial strength or debt ratings
•decline in creditworthiness of other financial institutions
•the Company's ability to attract and retain qualified sales associates, brokers, employees, and distribution partners
•deviations in actual experience from pricing and reserving assumptions
•ability to continue to develop and implement improvements in information technology systems and on successful execution of revenue growth and expense management initiatives
•interruption in telecommunication, information technology and other operational systems, or a failure to maintain the security, confidentiality, integrity or privacy of sensitive data residing on such systems, and uncertainty regarding the impact of the incident involving unauthorized access to the Company’s network in June 2025
•subsidiaries' ability to pay dividends to the Parent Company
•inherent limitations to risk management policies and procedures
•operational risks of third-party vendors
•tax rates applicable to the Company may change
•failure to comply with restrictions on policyholder privacy and information security
•extensive regulation and changes in law or regulation by governmental authorities
•competitive environment and ability to anticipate and respond to market trends
•catastrophic events, including, but not limited to, epidemics, pandemics, tornadoes, hurricanes, earthquakes, tsunamis, war or other military action, major public health issues, terrorism or other acts of violence, and damage incidental to such events
•ability to protect the Aflac brand and the Company's reputation
•ability to effectively manage key executive succession
•changes in accounting standards
•level and outcome of litigation or regulatory inquiries
•allegations or determinations of worker misclassification in the United States

Non-U.S. GAAP Financial Measures and Reconciliations

This document includes references to the Company’s financial performance measures which are not calculated in accordance with United States generally accepted accounting principles (U.S. GAAP) (non-U.S. GAAP). The financial measures exclude items that the Company believes may obscure the underlying fundamentals and trends in insurance operations because they tend to be driven by general economic conditions and events or related to infrequent activities not directly associated with insurance operations.

Definitions of the Company’s non-U.S. GAAP financial measures and applicable reconciliations to the most comparable U.S. GAAP measures are provided in the presentation slides that accompany this transcript.

Due to the size of Aflac Japan, where the functional currency is the Japanese yen, fluctuations in the yen/dollar exchange rate can have a significant effect on reported results. In periods when the Japanese yen weakens, translating Japanese yen into U.S. dollars results in fewer U.S. dollars being reported. When the Japanese yen strengthens, translating Japanese yen into U.S. dollars results in more U.S. dollars being reported. Consequently, Japanese yen weakening has the effect of suppressing current period results in relation to the comparable prior period, while Japanese yen strengthening has the effect of magnifying current period results in relation to the comparable prior period. A significant portion of the Company’s business is conducted in Japanese yen and never converted into U.S. dollars but translated into U.S. dollars for U.S. GAAP reporting purposes, which results in foreign currency impact to earnings, cash flows and book value on a U.S. GAAP basis. Management evaluates the Company's financial performance both including and excluding the impact of foreign currency translation to monitor, respectively, cumulative currency impacts and the currency-neutral operating performance over time. The average yen/dollar exchange rate is based on the published MUFG Bank, Ltd. telegraphic transfer middle rate (TTM).

Max K. Brodén
Q3 2026 CFO Video Update
November 4, 2026

Thank you for joining me as I provide a financial update on Aflac Incorporated's results.

For the third quarter of 2026, adjusted earnings per diluted share decreased 1.2% year over year to $2.46, excluding the effect of foreign currency in the quarter. In this quarter, remeasurement gains on reserves from the actuarial assumption unlock, including deferred profit liability, totaled $447 million on a pretax basis. Remeasurement gains also included $55 million of experience remeasurement on reserves, which was $2 million below plan, with no impact on earnings per share. The total net impact from the Q3 assumption update increased earnings per share by $0.71. In addition, third quarter results included $40 million, or $0.06 per diluted share, of cybersecurity expenses and enhancements in Japan. Variable investment income ran $22 million, or $0.03 per diluted share, below our long-term return expectations.

Adjusted book value per share excluding foreign currency remeasurement decreased 6.4%. The adjusted ROE was 17.8%, and 23.7% excluding foreign currency remeasurement, a very significant spread to our cost of capital. Overall, we view these results in the quarter as solid.

Starting with our Japan segment, net earned premiums in yen terms for the quarter declined 2.0%. Aflac Japan's underlying earned premiums1 – which excludes the impact of reinsurance, paid-up policies and deferred profit liability – declined 1.2%, roughly in line with where we expect to be for the full year.

Japan’s total benefit ratio came in at 49.2% for the quarter, up 990 basis points year over year, reflecting a larger actuarial assumption unlock in the prior year. We estimate that the impact from reserve remeasurement gains excluding the unlock was under plan by approximately 40 basis points in Q3 2026. Adjusting for both the experience in the quarter and the unlock of future assumptions – we estimate the benefit ratio to be 61.7% in the quarter. We continue to experience favorable trends in cancer related to hospitalization and mortality, leading to favorable actual to expected experience.

Persistency remained solid and in line with our expectations at 92.9%. We have continued to experience somewhat elevated lapse and reissue activity on recently launched products as we have expanded coverage options and competitiveness on new products. This activity in the quarter slightly declined though, helping to improve persistency. Lapses on our first sector savings block remain low and in line with previous periods, despite the increase in yen interest rates.

Our expense ratio in Japan was 21.2% for the quarter, up 140 basis points year over year. Third quarter cybersecurity expenses and enhancements increased the expense ratio by approximately 180 basis points.

For the quarter, adjusted net investment income in yen terms increased 3.7%, primarily driven by higher fixed-rate income and higher income on U.S. dollar-denominated assets from the weakening yen; offset by lower floating-rate income and higher expenses.

The pretax margin for Japan in the quarter was 44.4%, down 780 basis points year over year, reflecting the very significant actuarial assumption unlock in the prior year – a very good result when even adjusting for the unlock.

As we've previously discussed, Aflac Japan increased the internal reinsurance target from up to 10% of U.S. GAAP assets to 30% of FSA reserves. This will allow us to continue to reduce risk, improve balance sheet efficiency, and ultimately generate a higher ROE for Aflac Japan and the Group. During the third quarter, Aflac Japan ceded
1Aflac Japan's underlying earned premiums is a measure that is calculated in Japanese yen and adjusts Aflac Japan’s net earned premiums for significant variables including the increase in paid-up policies between beginning of the comparable period and the end of the period presented, the change in deferred profit liability on limited payment contracts, and all Aflac Japan ceded premiums through both internal and external reinsurance. The change in Aflac Japan’s underlying earned premiums is reflected as a percentage change. The Company believes this measure is useful for investors to understand the impacts these items have on Aflac Japan's net earned premiums.

approximately ¥500 billion of reserves on an FSA basis associated with cancer insurance policies to Aflac Re Bermuda. We estimate that this transaction will release approximately $1 billion of capital that will, over time, be available for redeployment.

Recognizing that the year-to-date benefit ratio is 58.8%, we now expect for 2026 that the benefit ratio in Japan will be slightly below the 60% to 63% range, and we expect the expense ratio to be on the lower end of the 20% to 23% range. As a result, we have raised the 2026 expected pretax profit margin range for Aflac Japan to 35% to 38%.

Turning to U.S. results, net earned premiums were up 3.3%. Premium persistency remained solid at 79.7%, up 70 basis points year over year.

Our total benefit ratio came in at 40.7%, 490 basis points lower than Q3 2025, driven by the unlocking of actuarial assumptions. We estimate that the impact from reserve remeasurement gains excluding the unlock was above plan by approximately 50 basis points. We estimate that the benefit ratio adjusting for the remeasurement gains from both truing up for the experience in the quarter and unlocking our forward-looking assumptions was 50.2%.

Our expense ratio in the U.S. was 37.0%, down 190 basis points year over year, primarily driven by a one-time early contract termination fee of $21 million in the prior year. As our group life and disability block of business approaches scale and therefore experiences improved profitability, we are deferring acquisition expenses. This has helped the expense ratio in the quarter by 80 basis points, with a more modest impact expected in future periods.

Adjusted net investment income in the U.S. was essentially flat, down 0.9% for the quarter.
Profitability in the U.S. segment was solid, with a pretax margin of 27.7%, a 600 basis points increase primarily due to the actuarial assumption unlock.

In the U.S., we expect the benefit ratio for 2026 to be below the 48% to 52% range and the expense ratio to be in the middle of the 36% to 39% range as we continue to scale network dental and group life and disability. At the same time, we expect pretax profit margin for 2026 in the U.S. to be above the 17% to 20% range.

For the Corporate and other segment, total adjusted revenues increased 5.0% to $360 million. Pretax adjusted earnings were $72 million, compared to $69 million last year, primarily driven by $91 million remeasurement gains as a result of unlocking actuarial assumptions and new reinsurance transactions. These earnings results were impacted by higher total adjusted expenses, as well as lower adjusted net investment income from reduced short-term asset balances and lower amortized hedge income.

We are pleased with the overall performance of our investment portfolio. Our private credit portfolios are delivering strong risk-adjusted net yields while we continue to boost our loan reserves, reflecting continued pressure on commercial real estate property valuations and long-run expectations for middle market loan performance.

Our third quarter results include the benefits from the very significant repositioning of our portfolio that began in the second quarter. Again this quarter, our Global Investment teams executed on another large switch trade, repositioning $2.3 billion of JGBs in our Aflac Japan portfolio to take advantage of what are the highest interest rates in a generation. These switch trades highlight our strong financial position and allow us to manage losses from lower yielding assets and improve our run-rate stable net investment income. This quarter's activity improves future NII by over $30 million. Year-to-date, our approach to actively managing the portfolio has added over $80 million of annual NII and strengthened the overall quality of our consolidated portfolio by reducing the risk of future FSA impairments and improving our ALM in a very tax efficient way. We will continue pursuing opportunities that improve the overall health and performance of the portfolio.

For U.S. statutory, we recorded $6 million of impairments on invested assets and a $6 million valuation allowance on our mortgage loans as an unrealized loss during the quarter. On an FSA basis, securities impairment reversals led to net realized gains of ¥15.2 billion in the third quarter, and we booked an additional valuation allowance of ¥5.2 billion related to transitional real estate loans. This is well within our expectations and has a limited impact on regulatory earnings and capital.

Aflac Inc. unencumbered liquidity stood at $2.7 billion, which was $1.7 billion above our minimum balance of $1 billion at the end of the quarter.

Our adjusted leverage was 22.6% for the quarter, which is within our target range of 20% to 25%. As we hold approximately 64% of our debt in yen, this leverage ratio is impacted by moves in the yen/dollar exchange rate. This is intentional and part of our enterprise hedging program – protecting the economic value of Aflac Japan in U.S. dollar terms.

Our capital position remains strong. We ended the quarter with an estimated regulatory ESR of 225%. If including the undertaking-specific parameter, or USP, this would add 13 points to the regulatory ratio and result in an ESR, with USP, of 238%. We estimate our combined RBC to be slightly above 575%. These are strong capital ratios, which we actively monitor, stress and manage to withstand both market volatility and credit cycles as well as external shocks.

Given the strength of our capital and liquidity, we repurchased $804 million of our own stock and paid dividends of $305 million in Q3, offering good relative IRR on these capital deployments. We will continue to be flexible and tactical in the way we manage the balance sheet and deploy capital in order to drive strong risk-adjusted ROE with a meaningful spread to our cost of capital.

Thank you. I look forward to discussing our results in further detail on tomorrow's earnings call.